                                                                 Exhibit 2 (b)
                    OPPENHEIMER SENIOR FLOATING RATE FUND
                                 (the "Fund")

                                   BY-LAWS
                       as amended and restated through
                               October 23, 2001

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which
      ---------  ----------------
terms as used  herein  shall,  together  with all other  terms  defined in the
Fund's  Declaration  of  Trust as  amended  from  time to time,  have the same meaning as in the Declaration of Trust) shall be held at the principal  office of the Fund or at such other place as may from time to time be  designated  by the Board of Trustees and stated in the notice of meeting.

      Section 2.  Shareholder  Meetings.  Meetings of the Shareholders for any
      ---------   ---------------------
purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt  of the  request in writing  signed by  Shareholders  that hold in the aggregate  not less than ten percent in amount of the entire  number of Shares issued and outstanding and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

      Section  3.  Notice of  Meetings  of  Shareholders.  Written  or printed
      ----------   -------------------------------------
notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Fund.  In lieu  thereof,  such notice  also may be  delivered
by  such  other  means,  for  example  electronic  delivery,   to  the  extent
consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a
      ---------  -------------
record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

      Section 5.  Access to  Shareholder  List.  The Board of  Trustees  shall
      ---------   ----------------------------
make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the Fund,  upon  receipt  of the  request in writing signed by not less than ten  Shareholders  of the Fund (who have been such for at least six months)  holding in the aggregate the lesser of (i) Shares valued at  $25,000  or more at  current  offering  price (as  defined  in the  Fund's
Prospectus),  or (ii) one percent in amount of the entire  number of shares of
the  Fund  issued  and   outstanding;   such  request  must  state  that  such
Shareholders  wish  to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a request  for a meeting  pursuant  to  Section 2 of
Article I of these By-Laws and accompanied by a form of  communication  to the
Shareholders.  The Board of  Trustees  may,  in its  discretion,  satisfy  its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the  principal  offices of the Fund,  or at the offices of the Fund's  transfer  agent,  during regular  business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

      Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or
      ---------  ---------------------------------
by proxy of the  holders of record of more than 50% of the Shares of the stock of the Fund or any series or class  issued and  outstanding  and  entitled  to vote thereat,  shall constitute a quorum at all meetings of the  Shareholders.
If at any  meeting  of the  Shareholders  there  shall  be less  than a quorum present,  the  Shareholders  present  at such  meeting  may,  without  further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business shall be transacted at any such  adjourned  meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted

      Section 7.  Voting and  Inspectors.  At all  meetings  of  shareholders,
      ---------   ----------------------
every  shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person of by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including by telephone, facsimile or via the Internet.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the  holders of ten per cent (10%) of the Shares  entitled  to vote at such  election  shall,  appoint two  inspectors of election who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a  certification  of the result of the vote taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

      Section 8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
      ---------   ------------------------------------
Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be  present,  by a  Vice-President  or  other  officer,  or if none of them is present,  by a chairman to be elected at the  meeting.  The  Secretary  of the
Fund,  if present,  shall act as Secretary of such  meetings,  or if he is not present,  an Assistant Secretary shall so act; if neither the Secretary nor an
Assistant Secretary is present, then the chairman shall elect the secretary.

      Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every
      ---------   --------------------------------------------------
meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1. Number and Tenure of Office.  The  business  and  property of
      ---------  ---------------------------
the Fund shall be conducted  and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise  provided  herein,  hold office until the meeting of Shareholders of the Fund next  succeeding  his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease  in Number of  Trustees.  The Board of
      ---------   ---------------------------------------------
Trustees,  by the vote of a majority of the entire  Board,  may  increase  the number of Trustees to a number not exceeding  fifteen,  and may elect Trustees to fill the  vacancies  created by any such increase in the number of Trustees until the next  meeting  called for the purpose of electing  Trustees or until their successors are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may likewise  decrease the number of
Trustees  to a number  not less  than  three  but the  tenure of office of any
Trustee  shall  not be  affected  by any such  decrease.  Vacancies  occurring other than by reason of any such  increase  shall be filled by a  majority  of the  Board of  Trustees  then  sitting.  In the  event  that  after  the proxy material has been printed for a meeting of  Shareholders at which Trustees are to be elected and any one or more nominees  named in such proxy  material dies or become  incapacitated or fail to stand for election,  the authorized number of Trustees  shall be  automatically  reduced by the number of such  nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

      Section 3. Removal,  Resignation and  Retirement.  A Trustee at any time
      ---------  -------------------------------------
may be removed either with or without cause by resolution  duly adopted by the affirmative  votes of the holders of at least  two-thirds  of the  outstanding
Shares  of  the  Fund,  present  in  person  or by  proxy  at any  meeting  of
Shareholders  at which such vote may be taken.  Any Trustee at any time may be removed for cause by  resolution  duly  adopted at any meeting of the Board of
Trustees  provided  that  notice  thereof is  contained  in the notice of such meeting  and that  such  resolution  is  adopted  by the vote of at least  two thirds of the Trustees  whose  removal is not proposed.  As used herein,  "for cause"  shall mean any cause which under  Massachusetts  law would  permit the removal of a Trustee of a business trust.

      Any  Trustee  may  resign or retire as  Trustee  by  written  instrument signed by him and  delivered  to the other  Trustees  or to any officer of the
Fund, and such  resignation or retirement shall take effect upon such delivery or upon  such  later  date as is  specified  in such  instrument  and shall be effective as to the Fund and each Series of the Fund hereunder.

      Section 4.  Place of  Meeting.  The  Trustees  may hold their  meetings,
      ---------   -----------------
have  one  or  more   offices,   and  keep  the  books  of  the  Fund  outside
Massachusetts,  at any office or offices of the Fund or at any other  place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section  5.  Regular   Meetings.   Regular  meetings  of  the  Board  of
      ----------   ------------------
Trustees  shall  be held at such  time  and on  such  notice,  if any,  as the
Trustees  may from time to time  determine.  One such regular  meeting  during each  fiscal  year of the Fund shall be  designated  an annual  meeting of the
Board of Trustees.

      Section  6.  Special   Meetings.   Special  meetings  of  the  Board  of
      ----------   ------------------
Trustees  may be held from time to time upon call of the Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees, by oral or telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof  waives  such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 7.  Quorum.  A majority  of the  Trustees  then in office  shall
      ---------   ------
constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting  of the Board there  shall be less than a quorum  present  (in  person or by open  telephone line,  to the extent  permitted  by the  Investment  Company  Act of 1940 (the
"1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act  of  the  Board,  except  as may be  otherwise  specifically  provided  by statute,  by the  Declaration of Trust, by these By-Laws or by any contract or agreement to which the Fund is a party.

      Section  8.  Executive  Committee.  The Board of  Trustees  may,  by the
      ----------   --------------------
affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee  to consist of such number of Trustees  (not less than three) as the Board may from  time to time  determine.  The Board of  Trustees by such  affirmative  vote shall have power at any time to change the  members of such  Committee,  may fill  vacancies in the Committee by election from the
Trustees  or  discharge  the  Committee.  When the Board of Trustees is not in
session,  the  Executive  Committee  shall have and may exercise any or all of the powers of the Board of  Trustees in the  management  of the  business  and affairs of the Fund  (including the power to authorize the seal of the Fund to be affixed to all papers  which may  require  it) except as provided by law or by any  contract  or  agreement  to which the Fund is a party and  except  the power to increase or decrease  the size of, or fill  vacancies  on, the Board, to  remove  or  appoint  executive  officers  or to  dissolve  or  change  the permanent  membership  of the  Executive  Committee,  and the power to make or amend the By-Laws of the Fund.  The Executive  Committee may fix its own rules of  procedure,  and  may  meet  when  and as  provided  by  such  rules  or by resolution  of the Board of  Trustees,  but in every  case the  presence  of a majority  shall be  necessary to  constitute  a quorum.  In the absence of any member  of  the  Executive  Committee,  the  members  thereof  present  at any meeting,  whether or not they constitute a quorum, may appoint a member of the
Board of Trustees to act in the place of such absent member.

      Section   9.  Other   Committees.   The  Board  of   Trustees,   by  the
      -----------   ------------------
affirmative  vote  of a  majority  of the  entire  Board,  may  appoint  other committees  which shall in each case  consist of such  number of members  (not less than two) and shall have and may  exercise,  to the extent  permitted  by law,  such  powers as the Board may  determine  in the  resolution  appointing them.  A majority  of all  members of any such  committee  may  determine  its action,  and fix the  time and  place of its  meetings,  unless  the  Board of
Trustees shall  otherwise  provide.  The Board of Trustees shall have power at any time to change the members and, to the extent  permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 10. Informal  Action by and Telephone  Meetings of Trustees and
      ----------  ------------------------------------------------------------
Committees.  Any action  required or  permitted  to be taken at any meeting of
----------
the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be. Trustees or members of the
Board of  Trustees  may  participate  in a  meeting  by means of a  conference telephone  or similar  communications  equipment;  such  participation  shall, except  as  otherwise  required  by the 1940  Act,  have the  same  effect  as presence in person.

      Section 11.  Compensation  of Trustees and Committee  Members.  Trustees
      ----------   ------------------------------------------------
and committee  members shall be entitled to receive such compensation from the
Fund for  their  services  as may from  time to time be voted by the  Board of
Trustees.

      Section  12.  Dividends.  Dividends  or  distributions  payable  on  the
      -----------   ---------
Shares of any Series may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in lieu of such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series or Class to which they are payable and the methods of determining  whether and to which  Shareholders they are to be paid in cash or in additional Shares and the  amount  of the  dividend  or  distribution  and the  date on  which it is payable.

      Section   13.   Indemnification.   Before   an   indemnitee   shall   be
                      ----------------
indemnified  by the Trust,  there  shall be a  reasonable  determination  upon review  of the  facts  that the  person to be  indemnified  was not  liable by reason of  disabling  conduct  as defined in the  Declaration  of Trust.  Such determination  may be made  either  by vote of a  majority  of a quorum of the
Board who are  neither  "interested  persons"  of the Trust or the  investment adviser nor parties to the  proceeding or by independent  legal  counsel.  The
Trust  may  advance  attorneys'  fees  and  expenses  incurred  in  a  covered proceeding  to the  indemnitee  if the  indemnitee  undertakes  to  repay  the advance unless it is determined that he is entitled to  indemnification  under the Declaration of Trust.  Also at least one of the following  conditions must be satisfied:  (1) the indemnitee  provides  security for his undertaking;  or
(2) the Trust is insured against losses arising by reason of lawful  advances;
or (3) a majority of the disinterested  nonparty Trustees or independent legal counsel in a written opinion shall determine,  based upon review of all of the facts,  that there is reason to believe that the indemnitee will ultimately be found  entitled  to  indemnification,  and in making  said  determination  the independent legal counsel or the  disinterested  nonparty Trustees may presume that an indemnitee did not engage in any disabling conduct.

                                 ARTICLE III

                                   OFFICERS

      Section 1. Executive  Officers.  The executive  officers of the Fund may
      ---------  -------------------
include a Chairman of the Board of  Trustees,  and shall  include a President, one or more Vice  Presidents (the number thereof to be determined by the Board of  Trustees),  a  Secretary  and a  Treasurer.  The  Chairman of the Board of
Trustees,  if any,  shall be selected  from among the  Trustees.  The Board of
Trustees  or the  Executive  Committee  may  also  in its  discretion  appoint
Assistant Secretaries,  Assistant Treasurers,  and other officers,  agents and employees,  who shall have such authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may  occur in any  office.  Any two  offices,  except  those of
President and Secretary,  may be held by the same person, but no officer shall execute,  acknowledge or verify any  instrument in more than one capacity,  if such  instrument  is  required  by  law  or  these  By-Laws  to  be  executed, acknowledged or verified by two or more officers.
      The  person  who is the  president,  chairman  or  the  chief  executive officer  or holds the  equivalent  office  of the duly  appointed  and  acting investment  adviser  for the Fund shall be a Trustee of the Fund if elected to said position by the  Trustees.  Said person shall  automatically  cease to be qualified  to serve as a  Trustee  at the time said  person  is no longer  the chief  executive  officer,  chairman,  president or equivalent  officer of the duly appointed and acting investment  adviser for the Fund, and thereupon said person  shall  immediately  cease to be a Trustee  without any further  action required on the part of the remaining  Trustees or the  shareholders to remove said Trustee from office.  This bylaw  provision  may be amended or revoked at any time and  from  time to time by a  majority  of the  Trustees  who are not
"interested  persons" or  "affiliated  persons" of the Fund as those terms are defined in the Investment Company Act of 1940.

      Section  2. Term of  Office.  The term of office of all  officers  shall
      ----------  ---------------
be until their  respective  successors  are chosen and qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section  3.  Powers  and  Duties.  The  officers  of the Fund shall have
      ----------   -------------------
such powers and duties as generally  pertain to their respective  offices,  as well as such  powers and duties as may from time to time be  conferred  by the
Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

      Section 1.  Certificates  of Shares.  Each  Shareholder of any Series of
      ---------   -----------------------
the Fund may be issued a certificate  or  certificates  for his Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

      Section 2.  Transfer  of Shares.  Shares of any Series or Class shall be
      ---------   -------------------
transferable  on the books of the Fund by the  holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series or Class,  duly  endorsed  or  accompanied  by  proper  instruments  of assignment and transfer,  with such proof of the authenticity of the signature as the Fund or its agent may  reasonably  require;  in the case of shares  not represented by certificates,  the same or similar  requirements may be imposed by the Board of Trustees.

      Section  3. Share  Ledgers.  The share  ledgers of the Fund,  containing
      ----------  --------------
the name and  address  of the  Shareholders  of each  Series  or Class and the number of shares of that Series or Class, held by them respectively,  shall be kept at the  principal  offices of the Fund or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
      ----------   ------------------------------------------
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the Fund and the transfer  agent, if any, to indemnify it and such transfer agent  against  any and all loss or  claims  which  may arise by reason of the issue  of a new  certificate  in the  place  of the  one so  lost,  stolen  or destroyed.
                                  ARTICLE V

                                     SEAL

      The Board of  Trustees  shall  provide a suitable  seal of the Fund,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The  By-Laws of the Fund may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

291/0rg\291BYLAW 102301